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                                                                   Exhibit 10.43

                           GENERAL SECURITY AGREEMENT
                           (CASTLE BRANDS [USA] CORP.)

This General Security Agreement ("Agreement") is made this 1st day of June, 2004, between CASTLE BRANDS (USA) CORP., ("Debtor"), a Delaware corporation, having an address at 85-47 ELIOT AVENUE, SUITE G, REGO PARK, NY 11374, and JPMORGAN CHASE BANK, a New York banking organization, as Trustee, ("Trustee"), with a corporate trust office located at 700 Lavaca, 2nd Floor, Austin, Texas 78701.

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1. DEFINITIONS OF GENERAL APPLICABILITY. All words and terms used in this Agreement shall have the meanings as set forth herein as follows and where not otherwise defined herein shall be deemed to have the meanings as accorded to them in the Uniform Commercial Code as in effect from time to time in the State of New York ("UCC").

          "Account Debtor" shall mean any Person who is or may become obligated under or on account of any Receivable.

          "Agreement" shall mean this Security Agreement.

          "Alcoholic Beverages" shall mean those certain alcoholic products imported by Debtor into the United States (as identified in Exhibit "A" hereto, as such exhibit may be amended from time to time).

          "Collateral" shall mean all the following, wherever located and whether now existing or hereafter created or arising and whether now owned or hereafter acquired by CB-US or Grantor: (i) Accounts arising from the sale of the Alcoholic Beverages; (ii) Inventory of the Alcoholic Beverages, and shall include, without limitation; (a) all documents of title, policies or certificates of insurance, securities, chattel paper and other documents and instruments evidencing or pertaining to any thereof; all claims of CB-US or Grantor against third parties for loss of or damage to, or otherwise relating to, any of the Collateral; (b) all moneys, drafts, notes, items, leases, general or special deposits, balances, sums, proceeds and credits of CB-US or Grantor arising from the Collateral; (iii) the rights, duties and obligations of Grantor under the Services Agreement; (iv) all rights and remedies which CB-US or Grantor might exercise with respect to any of the Collateral; and (v) all accessions and additions to, replacement and substitutions for, and proceeds and products of, the Collateral.

          "Inventory" shall have the meaning given to such term in the UCC.

          "MHW" shall mean MHW, Ltd., a New York corporation.

          "MHW Account" shall mean the depository account established by MHW, into which the proceeds of Collateral are to be deposited and disbursed to the Trustee, all pursuant to the MHW Collateral Agreement.
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          "MHW Collateral Agreement" shall mean that certain Collateral
Agreement of even date herewith by and among MHW, Borrower and Trustee.

          "MHW Interest" shall mean the legal or beneficial ownership interest that MHW has or may have from time to time in and to the Receivables and the Inventory in its capacity as Collateral Agent, as is more fully described in the MHW Collateral Agreement.

          "MHW Security Agreement" shall mean that certain Security Agreement of even date herewith by and among MHW and Trustee.

          "Obligations" shall mean and include all loans, advances, debts, liabilities, obligations, covenants and duties owing by Debtor under the Trust Indenture of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under this Agreement, the other Secured Notes Documents or under any other agreement or by operation of law, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now due or hereafter arising and however acquired, including, without limitation, all interest, charges, expenses, commitment, facility, collateral management or other fees, reasonable attorneys' fees and expenses, and any other sum chargeable to Debtor under this Agreement, the other Secured Notes Documents the Trust Indenture.

          "Person" shall mean an individual, partnership, limited liability company, corporation, or unincorporated association or organization, government or governmental agency or governmental subdivision,

          "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          "Receivables" shall mean and include all present and future Accounts, including, without limitation, contract rights, promissory notes, Chattel Paper, Electronic Chattel Paper, Instruments and Documents, all tax refunds and rights to receive tax refunds, bonds, certificates, rights to payment for the sale, lease or license of equipment and policies of insurance and insurance proceeds, investment securities, notes and instruments, deposit accounts, book accounts, credits and reserves and all forms of obligations whatsoever owing, together with all instruments, all documents of title representing any of the foregoing, and all rights in any merchandise or goods which any of the same may represent, all files and records with respect to any collateral or security given by Debtor to the Trustee, together with all right, title, security and guaranties with respect to each Receivable, including any right of stoppage in transit, whether now owned or hereafter created or acquired by Debtor or in which Debtor now has or hereafter acquires any interest.

          "Secured Notes Documents" shall mean this Agreement, the MHW Security Agreement, the MHW Collateral Agreement and the Trust Indenture, together with promissory notes issued thereunder, and any and all other documents, instruments or agreements executed in connection therewith or herewith as the same may be modified, amended, restated or replaced from time to time.


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          "Services Agreement" shall mean the distribution services letter agreement restated as of December 1, 2003 between Debtor and MHW.

          "Trust Indenture" shall mean the Trust Indenture dated the date hereof between the Debtor and the Trustee, as the same may be modified, amended, restated or replaced from time to time.

     SECTION 1.2. MHW INTEREST. It is understood that all of Debtor's representations, warranties, covenants and agreements to perform hereunder are subject to the MHW Interest and that, in addition to the MHW Collateral Agreement, MHW is independently entering into the MHW Security Agreement with respect to the Receivables and Inventory which comprise the MHW Interest.

                                   ARTICLE II

                                SECURITY INTEREST

     SECTION 2.1. GRANT OF SECURITY INTEREST. To secure the prompt payment and performance of all of the Obligations to the Trustee, Debtor hereby grants to the Trustee a first priority lien and security interest in all of the Collateral of Debtor.

     SECTION 2.2. PERFECTION. Debtor will execute and deliver to the Trustee and/or MHW such security agreements, assignments (including, without limitation, assignments of specific Receivables), and other papers as the Trustee may at any time or from time to time reasonably request that are required to perfect or protect the security interest granted hereby. Debtor shall also cooperate with the Trustee in obtaining appropriate waivers or subordinations of interests from such third parties in any Collateral. Debtor authorizes the Trustee to execute alone any financing statements or other documents or instruments that the Trustee may require to perfect, protect or establish any lien or security interest granted to the Trustee by Debtor and further authorizes the Trustee to sign Debtor's name on the same and/or to file or record the same without Debtor's signature thereon. Debtor will perform any and all steps that the Trustee may request to perfect the Trustee's security interest in Inventory, including, but without limitation, placing and maintaining signs, appointing custodians, executing and filing financing or continuation statements in form and substance satisfactory to the Trustee, maintaining stock records and transferring of Inventory to warehouses. If any Inventory is in the possession or control of any third party other than a purchaser in the ordinary course of business or a public warehouseman where the warehouse receipt is in the name of or held by the Debtor, Debtor shall notify such person of the Trustee's security interest therein and, instruct such person or persons to hold all such Inventory for the account and benefit of the Trustee and subject to the Trustee's instructions. Upon the written request of the Trustee, Debtor will deliver to the Trustee warehouse receipts covering any Inventory located in warehouses showing the Trustee as the beneficiary thereof and will also deliver to the warehouseman such agreements relating to the release of warehouse Inventory as the Trustee may request. Debtor hereby appoints the Trustee as its attorney in fact to execute and deliver notices of lien, financing statements, assignments, and any other documents, notices, and agreements necessary for the perfection of the Trustee's security interests in the Collateral. Debtor appoints such person or persons as the Trustee may designate as Debtor's attorney-in-fact to endorse the name of Debtor on any checks, notes, drafts


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or other forms of payment or security that may come into the possession of the
Trustee, to sign Debtor's name on invoices or bills of lading, drafts against customers, notice of assignment, verifications and schedules and, generally, to do all things necessary to carry out this Agreement. Such attorney-in-fact may, upon the occurrence of an Event of Default (as defined below), notify the Post Office authorities to change the address of delivery of mail to an address designated by the Trustee, and open and dispose of mail addressed to Debtor. The powers granted herein, being coupled with an interest, are irrevocable, and Debtor approves and ratifies all acts of the attorney-in-fact. Debtor agrees to pay the costs of the continuation of the Trustee's security interests and releases or assignments of the Trustee's interests.

                                   ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

          Debtor represents, warrants and covenants to the Trustee, and shall be deemed to continually do so, as long as this Agreement shall remain in force, that:

     SECTION 3.1. INVENTORY.

     (A) WARRANTIES WITH RESPECT TO INVENTORY. Debtor represents and warrants to the Trustee that (i) all representations made by Debtor to the Trustee and all documents and schedules given by Debtor to the Trustee, relating to the description, quantity, quality, condition and valuation of Inventory are true and correct, and (ii) Debtor has not received any Inventory on consignment or approval unless Debtor has notified the Trustee thereof in a Record, has marked such Inventory on consignment or approval or has segregated it from all other Inventory, and has appropriately marked its records to reflect that such Inventory is held on consignment or approval.

     (B) THE TRUSTEE'S RIGHTS IN INVENTORY. The Trustee's security interests in the Inventory shall continue through sale and attach after importation of the Inventory into the U.S. and without further act to returned goods, documents of title, warehouse receipts, and to proceeds resulting from sale or disposition of Inventory. Until all Obligations of Debtor under the Trust Indenture have been satisfied, the Trustee's security interest in Inventory and in all proceeds thereof shall continue in full force and effect. Upon the occurrence of an Event of Default (as defined below), the Trustee shall have, in its discretion and at any time, the right to take physical possession of the Inventory and to maintain it on Debtor's premises, in a public warehouse, or at such place as the Trustee may remove the Inventory or any part thereof. If the Trustee exercises its right to take possession of Inventory, Debtor will, upon demand, and at Debtor's own cost and expense assemble the Inventory and make it available to the Trustee at a place or places reasonably convenient to the Trustee.

     (C) DEBTOR'S OBLIGATION WITH RESPECT TO INVENTORY. All Inventory is and shall be maintained at the locations shown on Schedule 3.1(c) hereof. No Inventory shall be removed therefrom, except for the purpose of sale or in the ordinary course of Debtor's business, and except for such sales, Debtor will not sell, encumber, grant a security interest in, dispose of or permit the sale, encumbrance, return or disposal of any Inventory without the Trustee's prior consent contained in an Authenticated Record (as defined in the UCC).


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     (D) MAINTENANCE OF INVENTORY RECORDS. Debtor shall maintain full, accurate and complete records respecting Inventory, including a perpetual inventory, and all other Collateral at all times. Debtor will pay all costs to be paid on taxes, assessments, governmental charges or private encumbrances levied, assessed, imposed or payable upon or with respect to the Inventory or other Collateral or any part thereof.

     (E) INVENTORY REPORTING SYSTEM. Debtor shall maintain full, accurate and complete records respecting Inventory, including a perpetual inventory.

     SECTION 3.2. RECEIVABLES.

     (A) Debtor represents and warrants to the Trustee that each Receivable created by it (i) will cover a bona fide sale and delivery of merchandise usually dealt in by Debtor in the ordinary course of its business or will cover the rendition of services by Debtor to customers of a kind ordinarily rendered in the ordinary course of Debtor's business, (ii) will be for a liquidated amount from a customer competent to contract therefor, (iii) is not subject to renegotiation, (iv) is not subject to any prepayment or credit and will not be subject to any deduction, offset, counterclaim, lien or other condition other than in the ordinary course of Debtor's business, and (v) is generally enforceable in accordance with its terms. Debtor further represents and warrants that all services to be performed by Debtor in connection with each Receivable have been performed.

     (B) CONFIRMATORY WRITTEN ASSIGNMENTS. Promptly after the creation of any Receivable, if the Trustee shall so request, Debtor shall execute and deliver confirmatory written assignments to the Trustee of Receivables, but the failure to execute or deliver any schedule or assignment shall not affect or limit any lien or other right of the Trustee in and to any Receivable.

     (C) COMMUNICATION WITH ACCOUNT DEBTORS. Upon the Trustee's request, before or after the occurrence of an Event of Default, Debtor shall provide the Trustee with a list of the addresses of its Account Debtors.

     SECTION 3.3. OWNERSHIP OF COLLATERAL. Subject only to the MHW Interest, Debtor is the owner of the Collateral with good, marketable and indefeasible title thereto, free and clear of all liabilities, mortgages, security interests, leases, liens, pledges, encumbrances, restrictions, charges, claims or imperfections of title whatsoever.

     SECTION 3.4. MAINTENANCE OF COLLATERAL. Debtor shall continually take such steps as are necessary and prudent to protect the interest of the Trustee in the Collateral including, but not limited to, the following:

          (a) Maintain books and records relating to the Collateral satisfactory to the Trustee and shall allow the Trustee or its representatives access to such records and the Collateral at all reasonable times for the purpose of examination, inspection, verification, copying, extracting and other reasonable purposes as the Trustee may require;

          (b) Maintain the Collateral and the books and records relating to the Collateral at Debtor's address indicated above, at any address listed on
Schedule 3.1(c) or at such other


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address as the Trustee shall permit, in its sole discretion, upon the request to the Trustee contained in an Authenticated Record from Debtor;

          (c) Execute and deliver to the Trustee such other and further documentation necessary to evidence, effectuate or perfect its security interest in the Collateral;

          (d) Defend the Collateral against all claims and demands of third parties at any time claiming the same or any interest therein, except buyers of Inventory in the ordinary course of Debtor's business;

          (e) Keep the Collateral free of all liens and encumbrances, except for the security interest of the Trustee, and Debtor will not, without prior consent of the Trustee contained in an Authenticated Record, sell, transfer or otherwise dispose of the Collateral or any interest therein, in bulk or otherwise, except for the sale of Inventory in the ordinary course of business;

          (f) Notify the Trustee in the event of material loss or damage to the Collateral or of any material adverse change in Debtor's business or the Collateral, or of any other occurrences which could materially and adversely affect the security of the Trustee;

          (g) Pay all expenses incurred in the manufacture, delivery, storage or other handling of the Collateral and all taxes which are or may become a lien on the Collateral, promptly when due, and in any event reimburse the Trustee, on demand, for any expenses which the Trustee might incur following the occurrence of an Event of Default, in satisfying such expenses or taxes, which the Trustee, in its sole discretion, deems necessary in order to protect the Collateral;

          (h) Maintain insurance on the Collateral from carriers acceptable to Trustee of such types, coverage, form and amount as is usually carried on similar goods by similar enterprises. In the event Debtor fails to maintain such insurance, the same may be maintained by the Trustee, at its option, and Debtor shall reimburse the Trustee for the cost thereof, on demand; and

          (i) If requested by the Trustee: (i) mark its records evidencing the Collateral in a manner satisfactory to the Trustee so as to indicate the security interest of the Trustee hereunder; and (ii) fully cooperate with the Trustee in the exercising of its rights and methods for verification of the Collateral.

     SECTION 3.5. AUTHORITY. Debtor is authorized to enter into and implement this Agreement and has taken all necessary actions, corporate or otherwise, in relation to such authorization.


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                                   ARTICLE IV

                                EVENTS OF DEFAULT

          The occurrence of any Event of Default under, and the acceleration of the Secured Notes then outstanding as provided for in, the Trust Indenture shall constitute an "Event of Default" under this Agreement.

                                    ARTICLE V

                              RIGHTS OF THE TRUSTEE

     SECTION 5.1. GENERAL RIGHTS. The rights of the Trustee shall at all times be those of a secured party under the UCC. Without limiting the generality of the foregoing, the Trustee shall have the additional rights set forth in this Agreement.

     SECTION 5.2. THE TRUSTEE'S RIGHT TO PERFORM DEBTOR'S OBLIGATIONS. In the event that Debtor shall fail to purchase or maintain insurance, or to pay any tax, assessment, government charge or levy, except as the same may be otherwise permitted hereunder, or in the event that any lien, encumbrance or security interest prohibited hereby shall not be paid in full or discharged, or in the event that Debtor shall fail to perform or comply with any other covenant, promise or Obligation to the Trustee hereunder or under any other Loan Document, the Trustee may, but shall not be required to, perform, pay, satisfy, discharge or bond the same for the account of Debtor, and all monies so paid by the Trustee, including reasonable attorneys' fees and expenses, shall be treated as part of the Obligations.

     SECTION 5.3. COLLECTIONS; MODIFICATION OF TERMS. Without limiting any rights the Trustee may have pursuant to this Agreement or otherwise, upon the occurrence and during the continuance of an Event of Default, the Trustee may demand, sue for, collect and give receipts for any money, Instruments or property payable or receivable on account of or in exchange for any of the Collateral, or make any compromises it deems necessary or proper, including without limitation, extending the time of payment, permitting payment in installments, or otherwise modifying the terms or rights relating to any of the Collateral, all of which may be effected without notice to or consent by Debtor and without otherwise discharging or affecting the Obligations, the Collateral or the security interest granted under this Agreement or any of the Secured Notes Documents.

     SECTION 5.4. NOTIFICATION OF ACCOUNT DEBTORS. Without limiting any rights of pursuant to this Agreement or under applicable law, after an Event of Default has occurred, (i) Debtor, at the request of the Trustee, shall notify the Account Debtors of the Trustee's security interest in Debtor's Receivables; and
(ii) the Trustee may notify the Account Debtors on any of the Receivables to make payment directly to the Trustee, and the Trustee may endorse all items of payment received by it that are payable to Debtor. Debtor authorizes such parties to make such payments directly to the Trustee and to rely on notice from the Trustee without further inquiry. The Trustee may demand and take all necessary or desirable steps to collect such Collateral in either its or Debtor's, name, with the right to enforce, compromise, settle, or discharge any of the foregoing.


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     SECTION 5.5. INSURANCE. Without limiting any rights of the Trustee pursuant to this Agreement or under applicable law, after a Default or Event of Default has occurred, the Trustee may file proofs of loss and claim with respect to any of the Collateral with the appropriate insurer, and may endorse in its own and Debtor's name any checks or drafts constituting insurance proceeds. Any insurance proceeds received by the Trustee may be applied by it against Debtor's obligations under the Secured Notes Documents.

     SECTION 5.6. WAIVER OF RIGHTS BY DEBTOR. Except as may be otherwise specifically provided herein, Debtor waives, to the extent permitted by law, any bonds, security or sureties required by any statute, rule or otherwise by law as an incident to any taking of possession by the Trustee of any Collateral. Debtor authorizes the Trustee, upon the occurrence of an Event of Default, to enter upon any premises owned by or leased to Debtor where the Collateral is kept, without obligation to pay rent or for use and occupancy, through self help, without judicial process and without having first given notice to Debtor or obtained an order of any court, and peacefully retake possession thereof by securing at or removing same from such premises.

     SECTION 5.7. THE TRUSTEE'S RIGHTS. Debtor agrees that the Trustee shall not have any obligation to preserve rights to any Collateral against prior parties or to marshall any Collateral of any kind for the benefit of any other creditor of Debtor or any other Person. After the occurrence of an Event of Default, the Trustee is hereby granted a license or other right to use, without charge, Debtor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Debtor's rights under all licenses and any franchise, sales or distribution agreements shall inure to the Trustee's benefit for such purpose.

     SECTION 5.8. RIGHTS ON DEFAULT. Upon the occurrence of any Event of Default, and after giving effect to any applicable grace period, in addition to and without limiting any rights the Trustee may have under any agreement, document or instrument evidencing or representing any obligation of Debtor to the Trustee or executed in connection with any such obligation, the Trustee is hereby authorized to declare any or all of the Obligations to be immediately due and payable, and the rights and remedies of the Trustee with respect to the Collateral shall be as set forth herein, in the UCC and as otherwise available under applicable law.

          The Trustee may, without demand, advertising or notice, all of which Debtor hereby waives (except as the same may be required by law), sell, lease, license, dispose of, deliver and grant options to a third party to purchase, lease or otherwise dispose of any and all Collateral held by it or for its account at any time or times in one or more public or private sales or other dispositions, for cash, on credit or otherwise, as such prices and upon such terms as the Trustee, in its sole discretion, deems advisable. Without requiring notice to Debtor, all requirements of reasonable notice under this section shall be met if such notice is mailed, postage prepaid, to Debtor at its address set forth herein or such other address as Debtor may have provided to the Trustee, in a Record, at least ten (10) days before the time of such sale or disposition. The Trustee may, if it deems it reasonable, postpone or adjourn any sale of any Collateral from time to time by an announcement at the time and place of the sale to be so postponed or adjourned without being required to give a new notice of sale, provided, however, that the Trustee shall provide Debtor with written notice of the time and place of such postponed


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or adjourned sale. The Trustee may be the purchaser at any such sale, and payment may be made, in whole or in part, in respect of such purchase price by the application of Obligations due from Debtor to the Trustee. Debtor shall be obligated for, and the proceeds of sale shall be applied first to, the costs of retaking, refurbishing, storing, guarding, insuring, preparing for sale, and selling the Collateral, including the fees and disbursements of attorneys, auctioneers, appraisers, consultants and accountants employed by the Trustee. Proceeds from the Sale or other disposition or Collateral shall be applied to the payment, in whatever order the Trustee may elect, of all Obligations of Debtor. The Trustee shall return any excess to Debtor and Debtor shall remain liable for any deficiency. Collateral securing purchase money security interests also secures non-purchase money security interests. To the extent Debtor uses an advance under the Secured Notes Documents to purchase Collateral, Debtor's repayment of such advance shall apply on a "first-in-first-out" basis so that the portion of the advance used to purchase a particular item of Collateral shall be paid in the chronological order the Debtor purchased the Collateral. Upon request of the Trustee, Debtor will assemble and make the Collateral available to the Trustee, at a reasonable place and time designated by the Trustee. Debtor's failure to take possession of any Collateral at any time and place reasonably specified by the Trustee in a Record to the Debtor shall constitute an abandonment of such Property. Notwithstanding the foregoing, the Trustee shall not be required to take possession of the Collateral if and in the event the possession thereof would, in the reasonable judgment of the Trustee, require the Trustee to observe or comply with any federal or state law or regulation relating to the sale or distribution of alcoholic beverages.

          The Trustee shall not be responsible to Debtor for loss or damage resulting from the Trustee's failure to enforce or collect any Collateral or any monies due or to become due under any liability of Debtor to the Trustee.

          After an Event of Default, Debtor (i) will make no change in any Receivable and (ii) shall receive as the sole property of the Trustee and hold in trust for the Trustee all monies, checks, notes, drafts, and other property (collectively called "items of payment") representing the proceeds of any Collateral. After an Event of Default, the Trustee may but shall be under no obligation to: (a) notify all appropriate parties that the Collateral, or any part thereof, has been assigned to the Trustee; (b) collect any Receivables or General Intangibles in its or Debtor's name, and apply any such collections against such obligations of Debtor to the Trustee as the Trustee may select; (c) take control of any cash or non-cash proceeds of any item of the Collateral; (d) compromise, extend or renew any Receivables, General Intangible, or Document, or deal with the same as it may deem advisable; and (e) make exchanges, substitutions or surrender of items comprising the Collateral.

          To the full extent not otherwise provided herein, in performing its duties and discharging its obligations under this Agreement, the Trustee shall be entitled to all of the rights, protections and immunities accorded to it as Trustee under the Indenture, including but not limited to the right of indemnification.

     SECTION 5.9. EXPENSE OF COLLECTION AND SALE. Debtor agrees to pay all costs and expenses incurred by the Trustee in connection with the negotiation and preparation of this Agreement or any other document, or any other Secured Notes Documents executed in connection herewith, in determining the Trustee's rights under, and in enforcing and collecting


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the indebtedness represented by the guaranty and in determining its rights under and enforcing the security interests created by this Agreement, including, without limitation, costs and expenses relating to taking, holding, insuring, preparing for sale, appraising, selling or otherwise realizing on the Collateral, and reasonable attorneys' fees and expenses in connection with any of the foregoing. All such reasonable costs and expenses shall be payable on demand, and shall bear interest, payable on demand, from the date of the Trustee's payment of such costs and expenses until payment in full is made by Debtor, at the highest rate of interest permitted by law.

     SECTION 5.10. COMPLIANCE WITH OTHER LAWS. The Trustee may comply with any applicable law requirements in connection with a disposition of the Collateral, and compliance will not be considered adversely to effect the commercial reasonableness of any sale of the Collateral.

     SECTION 5.11. SALES ON CREDIT. If the Trustee sells any of the Collateral on credit, Debtor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the Indebtedness. If the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral, and Debtor shall be credited with the proceeds of the sale.

                                   ARTICLE VI

                                  MISCELLANEOUS

     SECTION 6.1. WAIVERS. Debtor expressly waives notice of nonpayment, demand, presentment, protest or notice of protest in relation to the Secured Notes Documents or the Collateral. No delay or omission of the Trustee in exercising or enforcing any of its rights, powers, privileges, options or remedies under this Agreement shall constitute a waiver thereof, and no waiver by the Trustee of any default by Debtor shall operate as a waiver of any other default.

     SECTION 6.2. REMEDIES NOT EXCLUSIVE. All rights and remedies of the Trustee under this Agreement shall be cumulative and not alternative or exclusive, irrespective of any other collateral guaranty, right or remedy and may be exercised by the Trustee at such time or times and in such order as the Trustee, in its sole discretion, may determine, and are for the sole benefit of the Trustee. The exercise or failure to exercise such rights and remedies shall not result in liability to Debtor or others except in the event of willful misconduct or bad faith by the Trustee, and in no event shall the Trustee be liable for more than it actually receives as a result of the exercise or failure to exercise such rights and remedies.

     SECTION 6.3. SUCCESSORS AND SURVIVAL. This Agreement is entered into for the benefit of the parties hereto and their successors and assigns. It shall be binding upon and shall inure to the benefit of said parties, their successors and assigns, and shall remain in force and effect until terminated as to future transactions by a Record Authenticated by the parties. All representations, warranties and covenants shall survive the execution hereof

     SECTION 6.4. NOTICES. Wherever this Agreement provides for notice to any party (except as expressly provided to the contrary), it shall be given by messenger, facsimile, certified U.S. Mail with return receipt requested, or nationally recognized overnight courier with receipt


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requested, effective when received by the party to whom addressed, and shall be addressed as follows, or to such other address as the party affected may hereafter designate:

If to the Trustee: JP Morgan Chase Bank
                   700 Lavaca 2nd Floor
                   Austin, Texas 78701
                   Attn: Cary Gilliam
                   Tel: (512) 479-2575
                   Fax: (512) 479-2553

With a copy:       Charles H. Waters, Jr.
                   600 Travis Street
                   Suite 1150
                   Houston, Texas 77002-3009
                   Tel.: (713) 216-8507
                   Fax: (973) 577-5216

If to debtor:      Castle Brands (USA) Corp.
                   85-47 Eliot Avenue
                   Suite G
                   Rego Park, New York 11374
                   Attn: Mark Andrews, President
                   Tel: (718) 533-7717
                   Fax: (718) 553-7610

With a copy to:    Jackson Walker L.L.P.
                   1401 McKinney, Suite 1900
                   Houston, Texas 77010
                   Attn: Douglas A. Paisley II
                   Tel: (713) 752-4316
                   Fax: (713) 752-4221

     SECTION 6.5. ENTIRE AGREEMENT; AMENDMENTS; TRUSTEE'S CONSENT. This Agreement (including the Exhibits and Schedules thereto) and the other Secured Notes Documents supersede, with respect to their subject matter, all prior and contemporaneous agreements, understandings, inducements or conditions between the respective parties, whether express or implied, oral or written. No amendment or waiver of any provision of this Agreement or any of the Secured Notes Documents, nor consent to any departure by Debtor therefrom, shall in any event be effective unless the same shall be in a Record Authenticated by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 6.6. CROSS DEFAULT; CROSS COLLATERAL. Debtor hereby agrees that (a) all other agreements between Debtor and the Trustee are hereby amended so that a default under this Agreement is a default under all such other agreements and a default under any of such other agreements is a default under this Agreement, and (b) the Collateral under this Agreement secures the Obligations now or hereafter outstanding under all other agreements between Debtor and the Trustee and the Collateral pledged under any other agreement with the Trustee secures the Obligations under this Agreement.

     SECTION 6.7. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     SECTION 6.8. SEVERABILITY OF PROVISIONS. Any provision of this Agreement or any of the other Secured Notes Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or the other Secured Notes Documents or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 6.9. TABLE OF CONTENTS; HEADINGS. The table of contents and headings preceding the text of this Agreement are inserted solely for convenience of reference and shall not constitute a part of this Agreement or affect its meaning, construction or effect.

     SECTION 6.10. EXHIBITS AND SCHEDULES. All of the Exhibits and Schedules to this Agreement are hereby incorporated by reference herein and made a part hereof

     SECTION 6.11. CONFLICTS OF LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York; provided, however, that if any of the Collateral shall be located in any jurisdiction other than New York, the laws of such jurisdiction shall govern the method, manner and procedure for foreclosure of the Trustees' lien upon such Collateral and the enforcement of the Trustee's other remedies in respect of such Collateral to the extent that the laws of such jurisdiction are different from or inconsistent with the laws of New York.

     SECTION 6.12. TERM. This Agreement shall commence on the date first set forth above and continue through May 31, 2007 and, thereafter, automatically shall continue on a month to month basis. Provided, however, that any termination of this Agreement shall be on not less than four (4) months' prior written notice from Trustee.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

          IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

                                        CASTLE BRANDS (USA) CORP.


                                        By: /s/ Mark Andrews
                                            ------------------------------------
                                            MARK ANDREWS
                                            President


                                        JPMORGAN CHASE BANK, AS TRUSTEE


                                        By:  /s/ Cary W. Gilliam
                                             -----------------------------------
                                        Name: Cary W. Gilliam
                                        Title: Vice President

                                SCHEDULE 3.1 (C)
                               INVENTORY LOCATIONS
                         (ALL ARE THIRD PARTY LOCATIONS)

WESTERN CARRIERS                              Contact
2220 91st Street                              Lisa Sims
North Bergen, NJ 07047                        X 7247
201.869.3300

WESTERN WINE SERVICES
875 Hanna Drive
American Canyon, CA 94589
800.999.8463

WASHINGTON STATE LIQUOR BOARD
Dist. Ctr./Valley Ctr. Corp. Park
2302B Street NW, Bldg. 4, #104
Auburn, WA 98002-1743
360.664.1669

VERMONT DEPT OF LIQUOR CONTROL
Green Mountain Drive, Drawer 20
Montpelier, VT 05620-4501
802.828.2345

VIRGINIA DEPT OF ALCOHOLIC BEVERAGE CONTROL
2901 Hermitage Road
Richmond, VA 23220
804.213.4400

OHIO DEPT OF LIQUOR                           Ship To:
Bill To:                                      Universal Marketing/Handl-It
Ohio Dept of Taxation                         20001 Euclid Avenue
Excise Tax Division                           Euclid, OH 44117
P.O. Box 530
Columbus, OH 43266                            Universal Marketing / Lewis & Michael
                                              2940 Highland Avenue
                                              Cincinnati, OH 45212

                                              Universal Marketing / North Coast Logistics
                                              6606 Tussing Road
                                              Reynoldsburg, OH 43068

NEW HAMPSHIRE STATE LIQUOR COMMISSION
Bill To:                                      Ship To:
P.O. Box 503                                  Law Warehouse

Concord, NH 03301                             27 Airport Road
803.271.2167                                  Nashua, NH 03063

MICHIGAN LIQUOR CONTROL COMMISSION
Bill To:                                      Ship To:
7150 Harris Drive                             Encore Services Inc
P.O. Box 30005                                9900 Volte
Lansing, MI 48909-7505                        Detroit, MI 48227
517.322.1345

OREGON LIQUOR CONTROL COMMISSION
Bill To:                                      Ship To:
P.O. Box 22297                                9079 SE McLoughlin Blvd
Milwauki, OR 97269                            Milwauki, OR 97222
503.872.5091

NORTH CAROLINA ABC BOARD
Bill To: Various Locations                    Ship To:
Cumberland Co                                 J A Jones Management
Gastonia ABC                                  3324 Gamer Road
Forsyth Municipal ABC                         Raleigh, NC 27611
High Point ABC
Sylva ABC
Town of Bryson City ABC

ALABAMA ABC BOARD
2715 Gunter park Drive West
Montgomery, AL 26109

IDAHO LIQUOR DISPENSARY
Bill To:                                      Ship To:
P.O. Box 179001                               7185 Bethel
Boise, ID 83717-9001                          Boise, ID 83704
208.334.2524

MONTANA LIQUOR DIVISION
Bill To:                                      Ship To:
P.O. Box 1712                                 2517 Airport Road
Helena, MT 59624                              Helena, MT 59624
406.444.0700

                                    EXHIBIT A
                               Alcoholic Beverages

                  Castle Brands (USA) Corp. Alcoholic Beverages

Knappogue Castle Whiskey

Celtic Crossing Liqueur

Born Vodka

Sea Wynde Rum

British Royal Navy Imperial Rum

Brady's Irish Cream

Clontarf Irish Whiskey and related Clontarf brands

                                 Schedule 3.3(a)